EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Digital Ally, Inc. of our report dated March 31, 2021, relating to the consolidated financial statements of Digital Ally, Inc., appearing in the Annual Report on Form 10-K of Digital Ally, Inc for the year ended December 31, 2020.

We also consent to the reference to our firm under the heading of “experts” in such Prospectus.

/s/ RBSM LLP
New York, NY
August 23, 2021